Exhibit 10.1

MANAGING DEALER AGREEMENT

THIS MANAGING DEALER AGREEMENT (this “Agreement”) is made as of September 30, 2025, by and between STRATETGIC STORAGE TRUST VI, INC., a Maryland corporation (the “Seller”), and ORCHARD SECURITIES, LLC, a Utah limited liability company (the “Managing Dealer”).

Seller is offering on a “best efforts” basis up to $75 million of Series E Redeemable Convertible Preferred Stock, expandable to $100 million at the sole discretion of the Seller (the “Series E Preferred Stock”), representing 100% of the total Series E Preferred Stock in Seller pursuant to a Confidential Private Placement Memorandum dated September 30, 2025 (together with all exhibits and supplements thereto, the “Memorandum”) for a minimum purchase price of $25,000 (the “Offering”), unless the minimum initial investment is waived by Seller in its sole discretion.

Managing Dealer is engaged in the business of selling securities, Managing Dealer desires to provide such services to Seller, with respect to the Offering and Seller is willing to engage Managing Dealer to provide such services subject to the terms and conditions set forth in this Agreement.

In consideration of the mutual covenants and conditions hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged by the parties, the parties agree as follows:

1.
Offering and Sale of Series E Preferred Stock. On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, Seller hereby appoints Managing Dealer as its exclusive Managing Dealer on a best efforts basis to solicit and to cause other dealers (as described in Section 1(d) hereof) (the “Soliciting Dealers”) to solicit purchasers for the Series E Preferred Stock at the price to be paid and otherwise upon the other terms and conditions set forth in the Memorandum and the purchaser questionnaire and subscription agreement (the “Subscription Agreement”). Managing Dealer agrees to use its commercially reasonable efforts to procure purchasers for the Series E Preferred Stock, during the period commencing with the Effective Date (as defined below) and ending on the Termination Date (as defined below) (the “Offering Period”). Seller will, subject to the provisions of Section 1(a) hereof, accept Subscription Agreements in accordance with Seller’s standard policies and procedures. Managing Dealer acknowledges and understands that Seller may accept or reject Subscription Agreements in its sole discretion. Nothing contained in this Section 1 will be construed to impose upon Seller or Managing Dealer the responsibility of assuring that prospective purchasers meet the suitability standards contained in the Memorandum or to relieve Managing Dealer of the responsibility of complying with the rules of the Financial Industry Regulatory Authority (“FINRA”), or any other applicable governmental agency or self-regulatory organization.
(a)
Subscription Documents and Purchaser’s Funds.
(i)
Except as otherwise directed by Seller, Managing Dealer will require each Soliciting Dealer to cause each person desiring to purchase Series E Preferred Stock through such Soliciting Dealer to complete and execute a Subscription Agreement, and any other forms provided in any supplement or amendment to the Memorandum (collectively, the “Subscription Documents”), each in the form attached as an exhibit to the Memorandum or otherwise provided by Seller and to deliver such documents to Seller, and Seller will promptly notify Managing Dealer of such subscription.
(ii)
Except as otherwise directed by Seller, Managing Dealer will instruct each Soliciting Dealer to cause each person desiring to purchase Series E Preferred Stock through such Soliciting Dealer (or its qualified intermediary, as applicable) to make a payment representing the purchase price for the Series E Preferred Stock (the “Closing Cash Payment”) in accordance with the instructions set forth in the Subscription Documents.
(iii)
If any purchaser sends a check to Managing Dealer or wires funds to Managing Dealer directly with respect to the Closing Cash Payment, then Managing Dealer shall, no later than 12:00 noon, Mountain Time, of the business day following its receipt thereof, forward such check to the Seller, or transmit funds in the amount of the Closing Cash Payment by wire transfer of immediately available funds, to the Seller in accordance with the instructions set forth in the Subscription Documents.
(b)
Termination of the Offering. The Offering Period will terminate on or before the earlier of (a) the sale of all the Series E Preferred Stock or (b) at Seller’s sole and absolute discretion (the “Termination Date”).
(c)
Compensation.
(i)
Subject to the terms and conditions set forth herein, Seller shall pay Managing Dealer (A) a selling commission equal to 6.0% of the aggregate sales price collected with respect to the Series E Preferred Stock offered and sold (“Total Sales”), all or a portion of which may be re-allowed to Soliciting Dealers; provided, however, that this amount shall be reduced in the event that Seller negotiates a lower amount with a Soliciting Dealer, in which event the amount paid to Managing Dealer shall be the lower agreed upon rate; and (B) a managing dealer fee equal to 3.50% of Total Sales, all or a portion of which may be re-allowed to Soliciting Dealers, including as a non-accountable marketing, selling expense and due diligence expense reimbursement.
(ii)
As a replacement for the compensation otherwise payable to Managing Dealer by SmartStop REIT Advisors, LLC (the “Sponsor”) pursuant to Sections 2(c)(3) and 2(c)(6) of that certain master engagement letter between the Sponsor and Managing Dealer dated June 11, 2025, the Sponsor shall pay Managing Dealer 0.15% of the aggregate amount sold in the Offering per annum not to exceed an aggregate amount of $550,000; provided, however, if the Company enters into an Extraordinary Transaction (as defined in the Memorandum) or lists its common stock on a national exchange and Managing Dealer has not received $550,000 pursuant to this Section 1(c)(ii), then Managing Dealer shall be paid an amount equal to $550,000 regardless of the amount sold in the Offering.
(iii)
No commissions or reimbursements will be payable by Seller with respect to any subscriptions that are rejected, or on subscriptions received after the Offering is terminated; provided, that the commission and reimbursement with respect to any Series E Preferred Stock closed prior to the termination of the Offering, shall remain payable as if the Offering had not been terminated. No commissions or reimbursements will be payable by Seller unless and until Seller has received the total proceeds from the sale.
(iv)
The commission and reimbursement with respect to any Series E Preferred Stock sold and closed prior to the termination of the Offering shall remain payable as if the Offering had not been terminated. Notwithstanding the foregoing, it is understood and agreed that no commission or reimbursement will be payable with respect to any earnest money deposit or any particular Series E Preferred Stock if Seller rejects a proposed purchaser’s Subscription Agreement, which it may do for any reason or for no reason.
(d)
Soliciting Dealers. Each Soliciting Dealer will have the appropriate securities licenses to offer and sell the Series E Preferred Stock and will only do so after executing agreements with Managing Dealer and Seller in substantially the form of Soliciting Dealer Agreement attached hereto as Exhibit A.
2.
Representations, Warranties and Covenants of Seller. Seller represents, warrants and covenants that, as of the Effective Date and, except as otherwise specified herein, at all times during the term of this Agreement:
(a)
No Registration of the Series E Preferred Stock. The Series E Preferred Stock are not required to be and have not and will not be registered with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “Rules and Regulations”) in connection with the Offering. The Series E Preferred Stock will be offered and sold in reliance upon applicable exemptions from registration under the laws, regulations and policy statements of any state in which the Series E Preferred Stock are being offered or sold.
(b)
Blue Sky Qualifications. Seller will use its best efforts to establish an exemption of the Series E Preferred Stock from qualification or for offering and sale under the laws of any jurisdictions in the United States in which the Series E Preferred Stock are offered or sold. To the extent necessary, Seller will file applicable Forms D and corresponding state notice filings within 15 days of each receipt of the Subscription Documents with respect to each investor’s acquisition of Series E Preferred Stock. Seller will promptly advise Managing Dealer when the Series E Preferred Stock are deemed to be exempt from qualification and registration in each jurisdiction. Seller will promptly advise Managing Dealer in the event that the securities administrator of any jurisdiction deems that the Series E Preferred Stock are not exempt from registration and qualification in any jurisdiction, or in the event of the institution of any proceedings relating to the status of the Series E Preferred Stock. Seller will use its best efforts to maintain the exempt status of the Series E Preferred Stock.
(c)
No Misrepresentations. The Memorandum does not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances as of the Effective Date and will not include or omit any such statement as of the date of any closing with a purchaser of an Interest. If at any time during the Offering, any event shall have occurred to the knowledge of Seller as a result of which the Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances existing at the time it is so required to be delivered to a purchaser, or if Seller amends or supplements the Memorandum at any time, Seller will promptly notify Managing Dealer thereof and Seller will prepare and distribute to Managing Dealer and the purchasers of the Series E Preferred Stock an amendment or supplement that will correct such statement or omission.
(d)
Authorization of Agreements. This Agreement has been duly and validly authorized, executed and delivered by or on behalf of Seller and constitutes the valid and binding obligation of each of Seller enforceable in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of the United States, any state or any political subdivision thereof that affect creditors’ rights generally or by equitable principles relating to the availability of remedies).
(e)
Pending Actions. There is no claim, action, suit, controversy, audit, arbitration, mediation or proceeding, before or by any Regulatory Authority (collectively, “Action”) pending or, to the knowledge of Seller, threatened, that adversely affects the Offering, to which Seller is a party, or to which any of its properties is subject, that would prevent or restrict the consummation of the transactions contemplated by this Agreement or have a material adverse effect on the condition (financial or otherwise), prospects, net worth, earnings, cash flows, business, operations or properties of Seller (a “Seller Material Adverse Effect”). “Regulatory Authority” means the United States, any state or other political subdivision thereof and any other foreign or domestic entity or government exercising or having the authority to exercise executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
(f)
Sales Literature. In addition to, and apart from, the Memorandum, Seller may use certain supplemental sales material in connection with the Offering. This material may include a brochure describing the objectives of Seller, and may also contain pictures and summary descriptions of the Property and other properties similar to that owned by Seller, as well as audiovisual materials, Internet website and tape presentations highlighting and explaining various features of the Offering, properties of prior real estate programs and real estate investments in general, and articles and publications concerning real estate. These materials will be hereinafter referred to collectively as “sales literature.” No person has been authorized to prepare for, or furnish to, a prospective investor, any sales literature other than that prepared by Seller. If FINRA or any governmental agency (including, without limitation, any state securities regulator or commissioner) or other self-regulatory organization requests that Seller submit for review any sales literature, or after any such review prohibits the use of any sales literature, Seller shall promptly provide written notice of such fact to Managing Dealer, and such notice shall specifically identify the requested or prohibited sales literature. No selling agreement or similar agreement authorizes any party to use supplemental material or sales literature in connection with this Offering other than supplemental material or sales literature prepared by Seller. Neither the supplemental materials nor the sales literature will contain any untrue statement of material fact, or omit to state a material fact necessary to make the statement therein not misleading in light of the circumstances as of the date of any closing with a purchaser of an Interest.

(g)
Review and Delivery of Certain Materials. Seller will provide Managing Dealer with the opportunity to review the Memorandum and any sales literature; provided, that if Managing Dealer in its sole discretion determines that the Memorandum or any sales literature is not satisfactory, Managing Dealer shall not be obligated under Section 1 hereof. Additional copies of the Memorandum will be supplied to Managing Dealer in reasonable quantities at any time it is amended or upon request and may be provided in electronic version by Seller. Seller will also provide Managing Dealer with reasonable quantities of any supplemental materials or sales literature prepared by Seller in connection with the Offering.
(h)
Due Diligence. Seller shall permit Managing Dealer to make such investigation of Seller and the Property as Managing Dealer reasonably requests. Seller shall permit Managing Dealer to perform an audit, or other financial review as Managing Dealer deems appropriate, of Seller. In connection with such investigation or audit, Seller shall, within five business days, provide Managing Dealer with such information (financial or otherwise) as Managing Dealer shall reasonably request.
(i)
No Subsequent Material Events. Subsequent to the respective dates as of which information is given in the Memorandum and prior to the Termination Date, except as contemplated in the Memorandum or as disclosed in a supplement or amendment thereto within five business days of the occurrence thereof, Seller has not and will not have:
(i)
incurred any material liabilities or obligations, direct or contingent, other than in the ordinary course of business;
(ii)
entered into any material transaction, not in the ordinary course of business and, except as so disclosed, there has not been and will not be any Seller Material Adverse Effect; or
(iii)
become a party (or its property become subject) or received notice that it will become a party (or its property will become subject), to, any Action, that, if determined adversely, would reasonably be expected to have a Seller Material Adverse Effect.
(j)
Good Standing and Authority. Seller is formed and validly existing under the laws of the State of Maryland with the full power and authority to conduct its business and own its properties as described in the Memorandum, including without limitation to acquire, directly or through subsidiaries, the Property or make loans, or other permitted investments as referred to in the Memorandum. Seller is qualified to do business in the jurisdictions the conduct of its business requires qualification and will take all steps necessary to ensure that at all times during the Offering Period it remains in good standing and qualified to do business in such jurisdictions.
(k)
Non-contravention. Neither the consummation of any of the transactions herein contemplated nor the fulfillment of the terms hereof, (i) has or will conflict with or result in a breach or violation of, constitute a default under, (A) the trust agreement or similar organizational documents of Seller, (B) any rule or regulation or order of any Regulatory Authority, or (C) the terms of any indenture, mortgage, deed of trust, loan or credit agreement, promissory note, lease, statutory trust, servicing agreement, contract, arrangement, understanding, document or any other instrument to which Seller is a party or by which Seller is bound or pursuant to which the Property is subject, or (ii) will result in the imposition of any lien, charge or encumbrance upon any property or assets of Seller, except as disclosed in the Memorandum and except, in the case of (B) and (C) above, where any such conflicts, breaches or defaults would not be expected to have a Seller Material Adverse Effect.
(l)
Required Filings. There are no contracts or other documents required by applicable law, rule or regulation to be included as exhibits to the Memorandum which have not been so included.
(m)
Investment Company Act. Seller, on the Effective Date and at all times during the term of this Agreement, maintains its status as a company not required to register, or is exempt from registration, as an investment company under the Investment Company Act of 1940, as amended.
(n)
Possession of Licenses and Permits. Seller possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Regulatory Authority necessary to conduct the business now operated by Seller and Seller is in compliance with the terms and conditions of all such Governmental Licenses and all of the Governmental Licenses are valid and in full force and effect, except where the failure so to possess or comply or invalidity or ineffectiveness would not reasonably be expected to, singly or in the aggregate, have a Seller Material Adverse Effect. Seller has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Seller Material Adverse Effect.
(o)
No “Bad Actors.”
(i)
Seller represents that neither it, nor any of its directors, executive officers, general partners, managing members, or other officers, employees or representatives participating in the Offering of the Series E Preferred Stock, nor any signatory of Seller, any beneficial owner of 20% of the Series E Preferred Stock, the directors, executive officers, or other officers participating in the Offering of the Series E Preferred Stock of any such general partner or managing member, nor any other officers, employees, or associated persons of Seller or such general partner or managing member have been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Series E Preferred Stock, is subject to any of the “Bad Actor” disqualifying events described in Rule 506(d)(1)(i) to (viii) of Regulation D of the 1933 Act (each, a “Disqualifying Event”).
(ii)
Seller will complete the form of Bad Actor questionnaire attached hereto as Exhibit B (the “Questionnaire”), and the contents of which shall be true, accurate and complete. The representations and warranties made in this Section 2 and set forth in the Questionnaire are and shall be continuing representations and warranties throughout the term of the Offering. In the event that any of these representations or warranties becomes untrue or incorrect, Seller will immediately notify Managing Dealer in writing of the fact which makes the representation or warranty untrue or incorrect.

3.
Representations, Warranties and Covenants of Managing Dealer. Managing Dealer represents, warrants, covenants and agrees that, as of the Effective Date and, except as otherwise specified herein, at all times during the term of this Agreement:
(a)
Registrations. Any independent contractors and registered representatives acting on behalf of Managing Dealer have the appropriate securities registrations to offer and sell the Series E Preferred Stock. Managing Dealer will provide to Seller an updated list of registered representatives approved to sell Series E Preferred Stock upon request.
(b)
Good Standing and Authority. Managing Dealer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to conduct its business and own its properties. Managing Dealer is qualified to do business in the jurisdictions the conduct of its business requires qualification. Managing Dealer will take all steps necessary to ensure that at all times during the Offering Period it remains in good standing and qualified to do business in such jurisdictions.
(c)
Authorization of Agreements. This Agreement has been duly and validly authorized, executed and delivered by or on behalf of Managing Dealer and constitutes the valid and binding obligation of Managing Dealer enforceable in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of the United States, any state or any political subdivision thereof that affect creditors’ rights generally or by equitable principles relating to the availability of remedies).
(d)
Non-contravention. Neither the consummation of any of the transactions herein contemplated nor the fulfillment of the terms hereof, (i) has or will conflict with or result in a breach or violation of, constitute a default under, (A) the operating agreement or similar organizational documents of Managing Dealer, (B) any rule or regulation or order of any Regulatory Authority, or (C) the terms of any indenture, mortgage, deed of trust, loan or credit agreement, promissory note, lease, statutory trust, servicing agreement, contract, arrangement, understanding, document or any other instrument to which Managing Dealer is a party or by which Managing Dealer is bound or pursuant to which its properties are subject, or (ii) will result in the imposition of any lien, charge or encumbrance upon any property or assets of Managing Dealer, except, in the case of (B) and (C) above, where any such conflicts, breaches or defaults would not be expected to have a material adverse effect on the condition (financial or otherwise), prospects, net worth, earnings, cash flows, business, operations or properties of Managing Dealer (a “Managing Dealer Material Adverse Effect”).
(e)
Pending Actions. Except has been disclosed to Seller, there is no Action to which Managing Dealer is a party, pending or, to the knowledge of Managing Dealer, threatened, that (A) adversely affects the Offering, or (B) would prevent or restrict the consummation of the transactions contemplated by this Agreement or have a Managing Dealer Material Adverse Effect. The aggregate of all pending Actions to which Managing Dealer or any of its subsidiaries is a party or to which any of their respective properties or assets is subject, including ordinary routine litigation incidental to the business, will not result in a Managing Dealer Material Adverse Effect.
(f)
Broker-Dealer Registration and Compliance; Licenses and Permits. Managing Dealer is and will at all times during the Offering Period be, a member in good standing of FINRA, properly registered as a broker-dealer with the Commission pursuant to the Exchange Act, and duly licensed or registered as a broker-dealer in each state in which the conduct of its business requires licensing or registration. Managing Dealer will maintain all such qualifications and registrations during the Offering and will immediately notify Seller in writing if such registration or qualification is terminated or suspended. Managing Dealer possesses such other Governmental Licenses issued by any Regulatory Authority necessary to conduct the business now operated by it and is in compliance with the terms and conditions of all such Governmental Licenses and all of the Governmental Licenses are valid and in full force and effect, except where the failure so to possess or comply or invalidity or ineffectiveness would not reasonably be expected to have a Managing Dealer Material Adverse Effect. Managing Dealer has not received any notice of proceedings relating to the revocation or modification of its registration or license as a broker-dealer or any other Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Managing Dealer Material Adverse Effect.
(g)
Sale of Series E Preferred Stock. Managing Dealer will use its commercially reasonable efforts to locate a limited number of Soliciting Dealers who desire to solicit the Series E Preferred Stock pursuant to the Offering. The offer and sale of the Series E Preferred Stock will be made in reliance upon an exemption from the registration requirements of Section 5 of the 1933 Act provided by Rule 506 under the 1933 Act, and the applicable exemptive provisions of state securities laws. Managing Dealer will comply with the rules and regulations of FINRA or any successor entity thereto, in connection with the offer and sale of the Series E Preferred Stock.
(h)
No Additional Information. In offering or selling the Series E Preferred Stock, Managing Dealer and its registered representatives, agents and employees shall not use or distribute any information other than the Memorandum, the sales literature or any other document provided to Managing Dealer for such purpose by Seller, or to make any representation other than those contained therein.
(i)
Jurisdiction for Sales. Managing Dealer will make offers or sales of the Series E Preferred Stock only in the jurisdictions in which Managing Dealer is legally qualified to so act and in which Managing Dealer has been advised in writing by Seller that such solicitations can be made.
(j)
Subscription Agreement. A Subscription Agreement will be submitted to Seller only on the form that is included as an exhibit to the Memorandum or otherwise provided by Seller; provided, that Seller may reject the tender of any Subscription Agreement, and will promptly notify Managing Dealer of any rejection and will return any payment, the Subscription Agreement to the rejected purchaser.
(k)
Accreditation. Managing Dealer will require each Soliciting Dealer, when offering the Series E Preferred Stock to any person, to have reasonable grounds to believe (based on such information as the investment objectives, other investments, financial situation and needs of the person or any other information known by such Soliciting Dealer after due inquiry, which due inquiry may take into account representations provided to Soliciting Dealer) that: (i) such person meets the “accredited investor” standards that are set forth in the Rule 501(a) under the

1933 Act, (ii) upon execution of the Subscription Agreement is true and correct in all material respects with respect to such person, and (iii) such person will be acquiring the Series E Preferred Stock for investment and not with a view a toward distribution. Managing Dealer may reject any prospective purchaser in its sole discretion on the basis of information provided in response to such other forms, questionnaires or instruments if such rejection is prior to acceptance of such purchaser’s Subscription Agreement by Seller.
(l)
Suitability. The Managing Dealer will offer the Series E Preferred Stock through Soliciting Dealers pursuant to a Soliciting Dealer Agreement which will require that the Soliciting Dealers offer the Series E Preferred Stock only to parties who meet the requirements of an “accredited investor” as defined in Rule 501(a) of Regulation D as set forth in the Memorandum. In offering the Series E Preferred Stock, and pursuant to the Soliciting Dealer Agreement, the Managing Dealer will require that the Soliciting Dealers comply with the provisions of all applicable rules and regulations relating to the suitability of investors.
(m)
Due Diligence. Managing Dealer agrees that before participating in the Offering, Managing Dealer will have reasonable grounds to believe, based on information made available to Managing Dealer by Seller, that the Memorandum does not contain false or misleading information. If at any time during the Offering, any event shall have occurred to the knowledge of Managing Dealer as a result of which the Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances existing at the time it is so required to be delivered to a purchaser, Managing Dealer will promptly notify Seller thereof.
(n)
Record Keeping. Each Soliciting Dealer, in executing the Soliciting Dealer Agreement, has agreed to retain its records and make available to Seller for a period of at least six years following the Termination Date, a record of the information obtained pursuant to Managing Dealer’s engagement hereunder. Each Soliciting Dealer, in executing the Soliciting Dealer Agreement, has also agreed to retain its records and make available to Seller for a period of at least six years following the Termination Date, a record of all the information Soliciting Dealer used to determine that an investor meets the suitability standards imposed on the offer and sale of the Series E Preferred Stock (both at the time of the initial purchase and at the time of any additional purchases), a representation of the investor that the investor is investing for investment and not with a view toward distribution and information indicating that the investor for whose account the investment was made is within the permitted class of investors under the requirements of the jurisdiction in which such investor is a resident.
(o)
Customer Identification; Anti-Money Laundering. Managing Dealer has in place policies and procedures reasonably designed to comply with applicable laws regarding money laundering prevention and customer identification and, as permitted or required by such laws or regulations, will share with Seller information about any prospective purchaser solicited by Managing Dealer suspected of possible terrorist or money laundering activities in accordance with Section 314(b) of the USA Patriot Act of 2001. Managing Dealer has procedures to ensure that no holders of Series E Preferred Stock or other securities offered or sold by Managing Dealer is (i) associated with any terrorist or other individuals, entities or organizations sanctioned by the United States or the jurisdictions in which it does business or listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control,

Department of the Treasury (“OFAC”) pursuant to Executive Order No. 133224, 66 Fed. Reg. 49079 (September 25, 2001) and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable enabling legislation or other Executive Orders in respect thereof (such lists are collectively referred to as “Lists”); (ii) owned or controlled by, nor act for or on behalf of, any person or entity on the Lists; or (iii) engaged in money-laundering activities.
(p)
Compliance with Securities Law and FINRA Rules. Managing Dealer agrees to comply in all material respects with any applicable requirements of the 1933 Act, the Exchange Act, applicable state securities laws, the published rules and regulations thereunder and the Conduct Rules of FINRA.
(q)
Transfer of Funds. All funds received by Managing Dealer with respect to any Subscription Agreement shall be transmitted to Seller by the end of the next business day following receipt thereof.
(r)
No “Bad Actors.” Managing Dealer represents and warrants that:
(i)
Neither Managing Dealer nor (1) any registered representatives registered with Managing Dealer in selling Series E Preferred Stock in this Offering, nor (2) any director, executive officer, or other officer of Managing Dealer participating in the Offering, is subject to any Disqualifying Event, except for a Disqualifying Event: (A) set forth in Rule 506(d)(2) of Regulation D of the 1933 Act, and (B) a reasonably detailed description of which has been furnished to Seller in writing.
(ii)
Managing Dealer will complete the Questionnaire, attached hereto as Exhibit B, and the contents of which shall be true, accurate and complete. The representations and warranties made in this Section 3 and set forth in the Questionnaire are and shall be continuing representations and warranties throughout the term of the Offering. In the event that any of these representations or warranties becomes untrue, Managing Dealer will immediately notify Seller in writing of the fact which makes the representation or warranty untrue.
(s)
Solicitation. Neither the Managing Dealer nor its agents, representatives, or affiliates shall authorize a Soliciting Dealer to engage in any general solicitation or general advertising that specifically mentions the Seller without the prior written consent of the Seller.
4.
Conditions of Obligations. Managing Dealer’s obligations hereunder will be subject to the accuracy of the representations and warranties on the part of Seller, the performance by Seller of its covenants contained in Section 2 hereof and Managing Dealer’s review of the Memorandum and any sales literature. The obligations of Seller hereunder will be subject to the accuracy of the representations and warranties on the part of Managing Dealer and performance of its covenants contained in Section 3 hereof.
5.
Indemnification.
(a)
Seller agrees to indemnify and hold harmless Managing Dealer and each person, if any, who controls (within the meaning of the 1933 Act) Managing Dealer (collectively, for purposes of this Section 5(a), the “Indemnified Parties”), against any and all loss, liability, claim, damage and expense whatsoever caused by any (i) untrue statement or alleged untrue statement of a material fact contained in the Memorandum or any amendment or supplement thereto, or any sales literature or other materials provided by Seller for use by Managing Dealer to offer and sell the Series E Preferred Stock, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) material breach by Seller of any representation, warranty, covenant or agreement contained herein; and (iii) violation or alleged violation to the extent caused by an act or omission of Seller, or an employee or agent thereof, in connection with the offer or sale of the Series E Preferred Stock of any applicable state or federal law, any rule, regulation or instruction thereunder, or any FINRA rule or regulation, including without limitation any violation or alleged violation of the securities registration requirements of the 1933 Act or any state securities law; provided, however, that the Indemnified Parties will not be indemnified or held harmless against indirect, special, incidental, exemplary, punitive or consequential damages, whether foreseeable or otherwise, resulting from, or otherwise arising out of, such breach.

Seller will not provide indemnification for any liability or loss suffered by an Indemnified Party, nor will an Indemnified Party be held harmless for any liability suffered by the Indemnified Parties unless all of the following conditions are met: (i) the person seeking indemnification was acting on behalf of or performing services on behalf of Seller; and (ii) such liability or loss was not the result of negligence or misconduct on the part of the party seeking indemnification or the Indemnified Party. In no case will Seller be liable under this Section 5 with respect to any Action made against any of the Indemnified Parties unless Seller will have been notified in writing (in the manner provided in Section 8 hereof) of the nature of the Action within a reasonable time after the assertion thereof; provided, that Seller will be relieved of their duty to indemnify and hold harmless under this Section 5 if a failure by the party seeking indemnification to timely notify Seller materially impairs its ability to defend against the Action; but the failure to so notify Seller will not relieve Seller from any liability that Seller would have incurred otherwise than on account of this Section 5(a). Seller will be entitled to participate, at its own expense, in the defense of, or if it so elects within a reasonable time after receipt of such notice, to assume the defense of, any claim or suit for which any of the Indemnified Parties seek indemnification hereunder. If Seller elects to assume said defense, such defense will be conducted by counsel chosen by it and reasonably satisfactory to the Indemnified Parties.

In the event that Seller elects to assume the defense of any such suit and retain such counsel, Seller will not be liable under this Section 5 to the Indemnified Parties in the suit for any legal or other expenses subsequently incurred by the Indemnified Parties, and the Indemnified Parties will bear the fees and expenses of any additional counsel retained by the Indemnified Parties unless: (i) the employment of counsel by the Indemnified Party has been authorized in writing by Seller; (ii) Seller has not in fact employed counsel to assume the defense of such action, in either of which events such fees and expenses will be borne by Seller, or (iii) the Indemnified Party, based on the advice of counsel, reasonably believes that it has defenses that are different from or additional to those available to Seller.

Seller shall advance amounts to the Indemnified Parties for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by one or more Indemnified Parties for or on behalf of Seller; and (ii) the Indemnified Parties receiving such advances undertake to repay the advanced funds to Seller, together with the applicable legal rate of interest thereon, in cases in which such Indemnified Parties are thereafter found not to be entitled to indemnification.

Notwithstanding the foregoing provisions of this Section 5, Seller will not be liable in any such case to the extent that any loss, liability, claim, damage or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to Seller by Managing Dealer specifically for use in the preparation of the Memorandum (or any amendment or supplement thereto) or any sales literature, (ii) the failure to qualify the offer and sale of the Series E Preferred Stock for an exemption from registration under the 1933 Act and the Rules and Regulations and state securities laws, rules or regulations caused by an action or omission of an Indemnified Party, (iii) the offer or sale by an Indemnified Party of an Interest to a person who fails to meet the standards regarding suitability under any applicable federal, state or FINRA laws, rules and regulations or (iv) the breach by Managing Dealer of its representations, warranties or obligations hereunder. The foregoing indemnity agreement is subject to the further condition that, insofar as it relates to any untrue statement of a material fact, alleged untrue statement of a material fact, omission or alleged omission of a material fact made in the Memorandum but eliminated or remedied in any amendment or supplement thereto, this Section 5 will not inure to the benefit of any Indemnified Party if the person asserting any loss, liability, claim, damage or expense was provided a copy of the Memorandum, as so amended or supplemented, by Managing Dealer or prior to the time the purchase by such person was accepted by Seller. This Section 5(a) will be in addition to any liability that Seller may otherwise have.

(b)
Managing Dealer agrees to indemnify and hold harmless Seller, and each person, if any, who controls (within the meaning of the 1933 Act) Seller (collectively, for purposes of this Section 5(b), the “Indemnified Parties”) against any and all loss, liability, claim, damage and expense whatsoever caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Memorandum or any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but solely to the extent that such loss, liability, claim, damage or expense results from an untrue statement of material fact or omission of a material fact contained in information provided by Managing Dealer in writing to Seller specifically for inclusion in the Memorandum; (ii) any material breach by Managing Dealer of any representation, warranty, covenant or agreement contained herein; and (iii) any violation or alleged violation to the extent caused by an act or omission of Managing Dealer, or a registered representative, employee or agent thereof, in connection with the offer or sale of the Series E Preferred Stock of any applicable state or federal law, any rule, regulation or instruction thereunder, or any FINRA rule or regulation, including without limitation any violation or alleged violation of (y) the securities registration requirements of the 1933 Act or any state securities law, or (z) any applicable federal, state or FINRA rules regarding investor suitability; provided, however, that the Indemnified Parties will not be indemnified or held harmless against indirect, special, incidental, exemplary, punitive or consequential damages, whether foreseeable or otherwise, resulting from, or otherwise arising out of, such a breach.

Managing Dealer will not provide indemnification for any liability or loss suffered by the Indemnified Parties, nor will it provide that the Indemnified Parties be held harmless for any liability suffered by the Indemnified Parties unless all of the following conditions are met: (i) the liability or loss suffered is related to Managing Dealer’s actions on behalf of or performance of services on behalf of Seller and (ii) such liability or loss was not the result of negligence or misconduct on the part of the party seeking indemnification or the Indemnified Parties. In no case will Managing Dealer be liable under this Section 5 with respect to any Action made against the Indemnified Parties unless the Indemnified Parties will have been notified in writing (in the manner provided in Section 8 hereof) of the nature of the Action within a reasonable time after the assertion thereof; provided, that Managing Dealer will be relieved of its duty to indemnify and hold harmless under this Section 5 if a failure to timely notify Managing Dealer materially impairs its ability to defend against the Action; but the failure to so notify Managing Dealer will not relieve Managing Dealer from any liability that Managing Dealer would have incurred otherwise than on account of this Section 5. Managing Dealer will be entitled to participate, at its own expense, in the defense of or if it so elects within a reasonable time after receipt of such notice, to assume the defense of any claim or suit for which an Indemnified Party seeks indemnification hereunder. If Managing Dealer elects to assume said defense, such defense will be conducted by counsel chosen by it and reasonably satisfactory to Seller.

In the event that Managing Dealer elects to assume the defense of any such suit and retain such counsel, Managing Dealer will not be liable under this Section 5 to the Indemnified Parties for any legal or other expenses subsequently incurred by the Indemnified Parties, and the Indemnified Parties will bear the fees and expenses of any additional counsel retained by the Indemnified Party unless: (i) the employment of counsel by the Indemnified Party has been authorized in writing by Managing Dealer; (ii) Managing Dealer has not in fact employed counsel to assume the defense of such action, in which event such fees and expenses will be borne by Managing Dealer, or (iii) the Indemnified Party reasonably believes that it has defenses that are different from or additional to those available to Seller, in either of which events such fees and expenses will be borne by Seller.

Managing Dealer shall advance amounts to the Indemnified Parties for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services in connection with the offer and sale of the Series E Preferred Stock, and (ii) the Indemnified Parties undertake to repay the advanced funds to Managing Dealer, together with the applicable legal rate of interest thereon, in cases in which such the Indemnified Parties are thereafter found not to be entitled to indemnification.

(c)
The indemnification provisions provided in subparagraphs (a) and (b) of this Section 5 are further limited to the extent that no such indemnification will be permitted under this Agreement for or arising out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations by the party against whom indemnification is sought; (ii) such claims against the party against whom indemnification is sought have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party against whom indemnification is sought.

6.
Survival. Regardless of whether this Agreement is terminated, all representations, warranties, indemnifications, covenants and agreements of Seller and Managing Dealer set forth herein shall survive and remain in full force and effect until the expiration of the relevant statute of limitations; provided, that the obligations of Seller to deliver amendments or supplements to the Memorandum and the obligations of Managing Dealer to use commercially reasonable efforts to solicit and engage Soliciting Dealers who may procure purchasers of the Series E Preferred Stock and to deliver lists of approved registered representatives and employees will terminate upon the termination of this Agreement; provided further, that Seller’s obligations pursuant to Section 1(c) hereof shall survive with respect to any Series E Preferred Stock sold through Managing Dealer prior to any Termination Date if Seller accepts the Subscription Agreements, regardless of whether Seller accepts such Subscription Agreements subsequent to such Termination Date.
7.
Termination and Amendment. This Agreement may be terminated by Seller or Managing Dealer at any time upon 30 days’ prior written notice to the other parties and shall automatically terminate at the close of business on the Termination Date. Termination of this Agreement pursuant to this Section 7 will be without liability of any party to any other party other than as provided in Section 5 hereof, which will survive such termination. This Agreement may be modified or amended only by written agreement executed by each of Seller and Managing Dealer.
8.
Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered: (i) when delivered personally or by commercial messenger; (ii) one business day following deposit with a recognized courier service, provided such deposit occurs prior to the deadline imposed by such service for overnight delivery; (iii) when transmitted, if sent by facsimile copy, provided confirmation of receipt is received by sender and such notice is sent by an additional method provided hereunder, in each case above, provided such communication is addressed to the intended recipient thereof as set forth below:

If to Managing Dealer: Orchard Securities, LLC

365 Garden Grove Lane, Suite 100
Pleasant Grove, Utah 84062

If to Seller: Strategic Storage Trust VI, Inc.

10 Terrace Road

Ladera Ranch, CA 92694

9.
References. All references herein to any of the parties hereto shall be deemed to include all successors and assigns of such party.
10.
Parties. This Agreement will inure to the benefit of and be binding upon Managing Dealer, Seller, and their respective successors and assigns. This Agreement and the conditions and provisions hereof, are intended to be and will be for the sole and exclusive benefit of the parties hereto and their respective successors and controlling persons, and for the benefit of no other person, firm or corporation, and the term “successors and assigns,” as used herein, will not include any purchaser of the Series E Preferred Stock as such.

11.
Applicable Law. This Agreement and any disputes relative to the interpretation or enforcement hereto will be governed by and construed under the internal laws, as opposed to the conflicts of laws provisions, of the State of Delaware.
12.
Arbitration of Disputes.
(a)
ALL CLAIMS SUBJECT TO ARBITRATION. ANY DISPUTE, CONTROVERSY OR OTHER CLAIM ARISING UNDER, OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY AMENDMENT THEREOF, OR THE BREACH OR INTERPRETATION HEREOF OR THEREOF, SHALL BE DETERMINED AND SETTLED BY BINDING ARBITRATION IN ORANGE COUNTY, CALIFORNIA, IN ACCORDANCE WITH THE CALIFORNIA CODE OF CIVIL PROCEDURE (“CCP”) § 1281 ET SEQ., AND THE RULES AND PROCEDURES OF THE AMERICAN ARBITRATION ASSOCIATION. THE PREVAILING PARTY SHALL BE ENTITLED TO AN AWARD OF ITS REASONABLE COSTS AND EXPENSES INCLUDING BUT NOT LIMITED TO ATTORNEY’S FEES. ANY AWARD RENDERED THEREIN SHALL BE FINAL AND BINDING ON EACH AND ALL OF THE PARTIES THERETO AND THEIR PERSONAL REPRESENTATIVES, AND JUDGMENT MAY BE ENTERED THEREON IN ANY COURT OF COMPETENT JURISDICTION.
(b)
WAIVER OF LEGAL RIGHTS. BY EXECUTING THIS AGREEMENT, THE PARTIES ACKNOWLEDGE AND AGREE TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THIS ARTICLE DECIDED BY NEUTRAL ARBITRATION AS PROVIDED UNDER THE AUTHORITY OF THE CCP § 1281 ET SEQ., AND THAT THEY ARE KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY WAIVING ANY RIGHTS THEY MAY POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR BY JURY TRIAL. THE PARTIES FURTHER ACKNOWLEDGE AND AGREE THAT THEY ARE WAIVING THEIR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL EXCEPT TO THE EXTENT SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THIS SECTION. IF EITHER PARTY REFUSES TO SUBMIT TO ARBITRATION AFTER EXECUTION OF THIS AGREEMENT, SUCH PARTY MAY BE COMPELLED TO ARBITRATE UNDER CALIFORNIA LAW. EACH PARTY’S AGREEMENT TO THIS SECTION IS VOLUNTARY. THE PARTIES HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THIS SECTION TO NEUTRAL ARBITRATION.
13.
Effectiveness of Agreement. This Agreement will become effective upon execution by the parties, or at such time as Seller and Managing Dealer agree (the “Effective Date”). The Series E Preferred Stock, the Property and the Offering and other details regarding the Offering will be set forth in the Memorandum to be prepared by Seller.
14.
Not an Entity. Nothing contained herein will constitute Seller and/or Managing Dealer or either of them an association, partnership, limited liability company, unincorporated business or other separate entity.

15.
No Assignment. This Agreement may not be assigned by any party without the prior written consent of the other parties.
16.
Counterparts. This Agreement may be executed, by facsimile or otherwise, in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract; but all counterparts, when taken together, shall constitute one and the same Agreement.

[signatures appear on the following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Managing Dealer Agreement to be duly executed as of the day and year first above written.

Seller:

STRATEGIC STORAGE TRUST VI, INC.,

a Maryland corporation

By: /s/ H. Michael Schwartz

Name: H. Michael Schwartz

Its: Chief Executive Officer

[signatures continue on the following page]

[signature page to managing dealer agreement]

Managing Dealer:

ORCHARD SECURITIES, LLC

By: /s/ Taylor Garrett

Name: Taylor Garrett

Title: President

[signature page to managing dealer agreement]